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                                             EXHIBIT 4(a)

                                      [EXECUTION COPY]





            ANADARKO PETROLEUM CORPORATION






               364-Day Credit Agreement





              Dated as of April 14, 2000















                     $300,000,000






                  TABLE OF CONTENTS

                                                   Page

      ARTICLE 1  Definitions and Accounting Terms

Section 1.01.  Defined Terms                          1
Section 1.02.  Use of Defined Terms                   9
Section 1.03.  Accounting Terms                      10

         ARTICLE 2  Amount and Terms of Loans

Section 2.01.  Loans                                 10
Section 2.02.  Notes                                 10
Section 2.03.  Procedure for Borrowing               11
Section 2.04.  Fees                                  11
Section 2.05.  Reduction, Termination or Extension
     of Commitments                                  12
Section 2.06.  Optional Prepayments                  13
Section 2.07.  Mandatory Prepayments                 14
Section 2.08.  Repayment of Loans                    14
Section 2.09.  Interest Rate                         14
Section 2.10.  Computation of Interest and Fees      14
Section 2.11.  Pro Rata Treatment and Payments       15
Section 2.12.  Increased Cost of Loans               17
Section 2.13.  Illegality                            18
Section 2.14.  Withholding Tax Exemption             19
Section 2.15.  Substitute Loan Basis                 20
Section 2.16.  Certain Prepayments or Conversions
     Pursuant to Sections 2.12 and 2.13              21
Section 2.17.  Certain Notices                       22
Section 2.18.  Use of Proceeds                       22
Section 2.19.  Indemnity                             22
Section 2.20.  Minimum Amounts of Tranches           22
Section 2.21.  Conversion and Continuation Options   23
Section 2.22.  Increase of Commitments               23

       ARTICLE 3  Representations and Warranties

Section 3.01.  Representations and Warranties by
     the Company                                     26

          ARTICLE 4  Covenants of the Company

Section 4.01.  Covenants                             27


           ARTICLE 5  Conditions of Lending

Section 5.01.  Conditions Precedent to The Initial
     Loans                                           30
Section 5.02.  Conditions Precedent to Loans         32

             ARTICLE 6  Events of Default

Section 6.01.  Events of Default                     33

 ARTICLE 7  The Agents, Lead Arranger and Book Manager

Section 7.01.  Powers                                35
Section 7.02.  Administrative Agent=s Reliance,
     Etc                                             35
Section 7.03.  No Responsibility for Recitals, Etc   35
Section 7.04.  Right to Indemnity                    35
Section 7.05.  Action on Instructions of Banks       36
Section 7.06.  Employment of Agents                  36
Section 7.07.  Reliance on Documents                 36
Section 7.08.  Rights as Banks                       36
Section 7.09.  Non-reliance on Agents or Other
     Banks                                           37
Section 7.10.  Events of Default                     37
Section 7.11.  Successor Administrative Agent        37
Section 7.12.  Syndication and Documentation
     Agents, Lead Arranger and Book Manager          38

               ARTICLE 8  Miscellaneous

Section 8.01.  Modifications, Consents and Waivers   38
Section 8.02.  Confidentiality                       38
Section 8.03.  Addresses for Notices                 39
Section 8.04.  Costs, Expenses and Taxes             39
Section 8.05.  Binding Effect and Assignment         40
Section 8.06.  Termination and Substitution of
     Bank                                            40
Section 8.07.  Governing Law                         41
Section 8.08.  Headings                              41
Section 8.09.  Execution in Counterparts             41




PRICING SCHEDULE                                     45

EXHIBIT A   Form of Note                             47
SCHEDULE A  Loans and Payments                       49
EXHIBIT B   Extension Agreement                      50
EXHIBIT C   Form of New Bank Agreement               52
EXHIBIT D   Form of Commitment Increase Agreement    56
               364-DAY CREDIT AGREEMENT

              Dated as of April 14, 2000

     ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), the Banks listed under ACommitment@ in Section 1.01 (individually a ABank@ and collectively the "Banks"), Bank of America, N.A., as Syndication Agent, Citibank, N.A., as Documentation
Agent, Chase Securities Inc., as Lead Arranger and as
Book Manager, and The Chase Manhattan Bank, as
Administrative Agent, do hereby agree as follows:



                       ARTICLE 1

           Definitions and Accounting Terms

     Section 1.01.  Defined Terms.  As used in this
Agreement, and unless the context otherwise requires, the following terms shall have the meanings set out respectively after each:

     "Adjusted CD Rate" - With respect to any Interest
Period for a CD Rated Loan, the sum of (a) the quotient
(rounded upwards, if necessary, to the next higher
1/100 of 1%) obtained by dividing the CD Rate by 1.00 minus the Reserve Percentage and (b) the Assessment
Rate. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

     "Administrative Agent" - The Chase Manhattan Bank or its successor appointed pursuant to Section 7.11, in its capacity as administrative agent in respect of this Agreement.

     "Agents" - The Administrative Agent, the
Syndication Agent and the Documentation Agent.

     "Agreement" - This 364-Day Credit Agreement, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

     "Assessment Rate" - With respect to any Interest
Period for a CD Rated Loan, the net annual assessment rate actually paid by Chase to the Federal Deposit
Insurance Corporation (or any successor) for insurance by such corporation (or such successor) of time deposits made in dollars at offices of Chase in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

     "Attributable Debt" - Any particular sale and leaseback transaction under which the Company or any subsidiary is at the time liable, at any date as of which the amount thereof is to be determined (a) in the case of any such transaction involving a capital lease, the amount on such date capitalized thereunder, or (b) in the case of any other sale and leaseback transaction, the then present value of the minimum rental obligations under such sale and leaseback transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate of 10% per annum. The amount of any rental payment required to be made under any such sale and leaseback transaction not involving a capital lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges.

     "Bank of America" - Bank of America, N.A.

     "Book Manager" - Chase Securities Inc.

     "Borrowing Date' - Each Working Day or Business
Day, as the case may be, specified in a notice pursuant to Section 2.03 as a date on which the Company requests
(or is deemed to have requested) the Banks to make
Loans.

     "Business Day" - A day which in the City of New
York is not a day on which banks are generally authorized or obligated by law to close.

     "CD Margin" - A rate per annum determined in accordance with the Pricing Schedule.

     "CD Rate" - With respect to any Interest Period for a CD Rated Loan, the average rate per annum bid at 10:00 A.M. (New York City time), or as soon thereafter as practicable, on the first day of such Interest
Period by New York certificate of deposit dealers of recognized standing for the purchase at face value from the Reference Banks of their certificates of deposit in an amount comparable to the portion of the CD Rated
Loans of Chase to which such Interest Period applies and having a maturity comparable to such Interest
Period.

     "CD Rated Loans" - Loans hereunder at such time as they bear interest at a rate based upon the Adjusted CD
Rate.

     "Change in Control" - (a) The acquisition by any
Person or two or more Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Commission) of 50% or more of the outstanding shares of voting stock of the Company unless the Board of Directors of the Company shall have publicly announced its support for such acquisition or (b) a majority of the members of the Board of Directors of the Company on any date shall not have been (i) members of the Board of Directors of the Company on the date 12 months prior to such date or (ii) approved by Persons who constitute at least a majority of the members of the Board of Directors of the Company as constituted on the date 12 months prior to such date.

     "Chase" - The Chase Manhattan Bank.

     "Citibank" - Citibank, N.A.

     "Commission" - The Securities and Exchange
Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

    "Commitment" - As to each Bank, its obligation to make Loans to the Company pursuant to Section 2.01 in the amount set forth opposite its name below, as such obligation may be increased pursuant to Section 2.22 or pursuant to any assignment permitted under Section 8.05 or reduced pursuant to this Agreement or any such assignment:


Bank                       Amount of    Percentage of
                           Commitment     Commitment

The Chase Manhattan Bank $35,000,000.00 11.666666667%

Bank of America, N.A.    $35,000,000.00 11.666666667%

Citibank, N.A.           $35,000,000.00 11.666666667%

Bank One, N.A.           $29,000,000.00   9.666666667%

Royal Bank of Canada     $29,000,000.00   9.666666667%

Bank of Tokyo-           $29,000,000.00   9.666666667%
Mitsubishi, Ltd.

Credit Suisse First      $29,000,000.00   9.666666667%
Boston

West Deutsche Landesbank $29,000,000.00   9.666666667%

Mellon Bank, N.A.        $25,000,000.00   8.333333333%

Wachovia Bank, N.A.      $25,000,000.00   8.333333333%

            Total       $300,000,000.00 100.000000000%


     "Commitment Increase Agreement" - Any agreement among the Company, the Administrative Agent and a Bank in substantially the form attached hereto as Exhibit D.

     "Commitment Fee Rate" - A rate per annum determined in accordance with the Pricing Schedule.

     "Consolidated Indebtedness" - At any time, the
Indebtedness of the Company and its subsidiaries, determined on a consolidated basis as of such time in accordance with generally accepted accounting principles, as such principles are in effect on the date of this Agreement, excluding any such Indebtedness of the Company or its subsidiaries that is non-recourse to the Company.

     "Consolidated Stockholders' Equity" - The par or stated value of the stock of the Company plus paid-in capital plus retained earnings, all as shown on the consolidated balance sheet of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles, as such principles are in effect on the date of this Agreement.

     "Credit Agreement" - The 364-Day Credit Agreement, dated as of April 15, 1999, among the Company, the banks named therein, Bank of America, N.A. (formerly
Bank of America National Trust and Savings
Association), as syndication agent, Citibank, N.A., as documentation agent, Chase Securities Inc., as lead arranger and book manager, and Chase, as administrative agent, as the same has been amended, modified, supplemented or restated prior to the date hereof.

     "Defaulting Bank" - Any Bank that shall (i) fail to make any Loan required to be made by it hereunder,
(ii) state in writing that it will not make, or that it has disaffirmed or repudiated its obligation to make, any Loan required to be made by it hereunder, by reason of the provisions of the Financial Institution Reform, Recovery and Enforcement Act of 1989 or otherwise or
(iii) assign or transfer all or a part of its rights hereunder without the prior written consent of the Company.

    "Documentation Agent" - Citibank, in its capacity as documentation agent in respect of this Agreement.

     "Domestic Lending Office" - Initially, the office of a Bank designated as such and set forth with its signature below, and thereafter such other office of such Bank, if any, of which such Bank shall notify the Administrative Agent and Company in writing.

     "Domestic Loans" - All Reference Rated Loans and
CD Rated Loans.

     "Effective Date" - The date on which the conditions precedent set forth in Section 5.01 shall have been met, which date shall not be later than April
14, 2000, or such other date as the parties hereafter shall agree upon.

     "AEurodollar Lending Office" - Initially, the office of a Bank designated as such and set forth with its signature below, and thereafter such other office of such Bank, if any, of which such Bank shall notify the Administrative Agent and the Company in writing.

     "Eurodollar Loans" - Loans hereunder at such time as they bear interest at a rate based upon the Eurodollar Rate.

     "Eurodollar Margin" - A rate per annum determined in accordance with the Pricing Schedule.

     "Eurodollar Rate" - With respect to any Interest
Period pertaining to a Eurodollar Loan, the quotient obtained by dividing (a) the applicable Interbank Rate by (b) 1.00 minus that percentage (expressed as a decimal) which is prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 in respect of Eurocurrency liabilities having a maturity comparable to such Interest Period and in an amount comparable to that portion of the Eurodollar Loans of Chase to which such Interest Period applies (such Eurodollar Rate to be adjusted to the next higher 1/100 of 1%). The percentage referred to in clause (b) of the immediately preceding sentence shall be adjusted automatically on and as of the effective date of any change in the reserve requirement referred to in such clause (b).

     "Event of Default" - Any of the events of default set forth in Article 6.

     "Extension Agreement" - Any of the extension agreements in substantially the form attached hereto as Exhibit B.

     "Indebtedness" - Any indebtedness which: is for money borrowed; represents the deferred purchase price of property or assets purchased, except trade accounts payable in the ordinary course of business; is in respect of a capitalized lease, an advance payment or production payment (other than in respect of advance payments or production payments received in the ordinary course of business for hydrocarbons which must be delivered within 18 months after the date of such payment); or is in respect of a guarantee of any of the foregoing obligations of another Person.

     "Interbank Rate" - The average offered rate quoted to the Reference Banks in the London Interbank
Eurodollar Market as of 10:00 A.M. (New York City time) two Working Days immediately preceding the commencement of the Interest Period for a Eurodollar Loan for deposits in United States dollars in an amount comparable to the Eurodollar Loan of Chase to which such Interest Period applies and for a period of time comparable to such Interest Period.

     "Interest Payment Date" - (a) As to any Reference
Rated Loan, the end of any quarter with respect thereto and the Maturity Date, (b) as to any Eurodollar Loan, the last day of the Interest Period with respect thereto, and, for Interest Periods longer than 3 months, each date which is 3 months, or a whole multiple thereof, from the first day of such Interest
Period and (c) as to any CD Rated Loan, the last day of the Interest Period with respect thereto, and, for Interest Periods of 180 days, the date which is 90 days from the first day of such Interest Period.

     "Interest Period" - (a) With respect to any
Eurodollar Loan:

   (i)  initially, the period commencing on the
Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending 1, 2, 3, 6 or, to the extent funds are available, as determined by the Administrative Agent, 9 months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending 1, 2, 3, 6 or, to the extent funds are available, as determined by the Administrative Agent, 9 months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than two Working Days prior to the last day of the then current Interest
Period with respect thereto; and

   (b)  with respect to any CD Rated Loan:

        (i)  initially, the period commencing on the
     Borrowing Date or conversion date, as the case may be, with respect to such CD Rated Loan and ending
     30, 60, 90 or 180 days thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

       (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such CD Rated Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Company by irrevocable notice to the Administrative Agent on the last day of the then current Interest Period with respect thereto;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

   (A) the Company shall have no right to elect an Interest Period which would extend beyond the Maturity
Date;

   (B)  if any Interest Period pertaining to a
Eurodollar Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

   (C)  if any Interest Period pertaining to a CD Rated
Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

   (D)  any Interest Period pertaining to a Eurodollar
Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

   (E) if any Interest Period would otherwise extend beyond the (i) Maturity Date or (ii) date an amount or amounts are required to be repaid pursuant to Section
2.07, then (1) the Interest Period for the principal amount (if any) of each Loan required to be repaid on such date shall end on such date and (2) the remainder
(if any) of each such Loan shall have an Interest
Period determined as set forth above; and

   (F) for purposes of determining the availability of 9 month Interest Periods in respect of Eurodollar
Loans, such Interest Periods shall be deemed available if (1) each of the Reference Banks quotes a rate to the Administrative Agent as provided in the definition of Eurodollar Rate and (2) the Majority Banks shall not have advised the Administrative Agent that the Eurodollar Rate determined by the Administrative Agent on the basis of such quotes will not adequately and fairly reflect the cost to such Banks of maintaining or funding their Eurodollar Loans for such Interest
Period.

     "Lead Arranger"- Chase Securities Inc.

     "Lien" - Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and, in the case of any production payment, the right, title and interest of the owner of such production payment in the Mineral Interests out of the production from which such production payment is payable.

    "Loan" - As the context may require, any CD Rated
Loan, Eurodollar Loan or Reference Rated Loan.

     "Majority Banks" - At any time, Banks holding at least 66 2/3% of the then aggregate unpaid principal amount of the Notes held by Banks or, if no such principal amount is then outstanding, Banks having at least 66 2/3% of the Commitments.

     "Maturity Date" means the first anniversary of the Termination Date or, if such day is not a Working Day, the next succeeding Working Day unless such Working Day falls in another calendar month, in which case the Maturity Date shall be the next preceding Working Day.

     "Moodys" - Moody's Investors Service, Inc.

     "New Bank" - Has the meaning ascribed thereto in
Section 2.22.

     "New Bank Agreement" - Any agreement among the
Company, the Administrative Agent and a New Bank in substantially the form attached hereto as Exhibit C.

     "Note" - Any of the promissory notes of the Company payable to the order of any Bank in substantially the form attached hereto as Exhibit A.

     "Person" - Any individual, corporation,
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pricing Schedule" - The Schedule attached hereto and identified as such.

     "Public Indenture" - The Indenture, dated as of
May 10, 1988, between the Company and Continental
Illinois National Bank and Trust Company of Chicago
(now known as Continental Bank N.A.), as Trustee, as amended by the First Supplemental Indenture, dated as of November 15, 1991, between the Company and Continental Bank N.A.

     "Reference Banks" - Chase, Bank of America and
Citibank.

     "Reference Rate" - The rate of interest publicly announced by Chase from time to time in the City of New
York as its reference rate. The reference rate is not intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors.

     "Reference Rated Loans" - Loans hereunder at such time as they bear interest at a rate based upon the Reference Rate.

     "Reserve Percentage" - For any day during any Interest Period pertaining to a CD Rated Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for a member bank of the Federal Reserve System in the City of New York with deposits exceeding $1,000,000,000 in respect of new non-personal time deposits in dollars in the City of New York having a maturity comparable to the portion of the CD Rated Loans to which such Interest Period applies and in an amount of $100,000 or more.

     "S&P" - Standard & Poor's Ratings Service.

     "Syndication Agent" - Bank of America, in its capacity as syndication agent in respect of this Agreement.

     "Termination Date" - April 13, 2001 or such later date to which the Termination Date shall have been extended pursuant to Section 2.05(c), or, if such day is not a Working Day, the next preceding Working Day.

     "Tranche" - The collective reference to Loans
(other than Reference Rated Loans) of the same Type the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "Type" - As to any Loan, its nature as a Reference
Rated Loan, a CD Rated Loan or a Eurodollar Loan.

     "Working Day" - A day on which banks are open for business in the City of New York and in London and dealings are carried out in the London Interbank
Eurodollar Market.

     Section 1.02.  Use of Defined Terms.  Any defined
term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by Aany@ shall be taken to indicate any number of the members of the relevant class.

     Section 1.03.  Accounting Terms.  All accounting
terms not specifically defined herein shall be construed in each case in accordance with generally accepted accounting principles as in effect on the date of this Agreement.



                       ARTICLE 2

               Amount and Terms of Loans

     Section 2.01.  Loans.  (a) Subject to the terms
and conditions of this Agreement, each Bank severally agrees to make revolving credit Loans to the Company from time to time during the period from the Effective
Date to, and including, the Termination Date in an aggregate principal amount at any one time outstanding not to exceed its Commitment. The Company may use the Commitments by repaying and prepaying the Loans in whole or in part, and on or prior to the Termination
Date, borrowing and reborrowing, all in accordance with the terms and conditions hereof.

   (b)  The Loans may be (i) Eurodollar Loans, (ii)
Reference Rated Loans, (iii) CD Rated Loans or (iv) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.03 and 2.21. Eurodollar Loans shall be made and maintained by each Bank at either a Eurodollar
Lending Office or a Domestic Lending Office, at its option.

     Section 2.02.  Notes.  (a) Loans made by each Bank
pursuant hereto shall be evidenced by an appropriate
Note, payable to the order of such Bank and representing the obligation of the Company to pay the amount of the Commitment of such Bank or, if less, the aggregate unpaid principal amount of all Loans made by such Bank, with interest thereon as prescribed in
Section 2.09. Each Note shall (i) be dated the
Effective Date, (ii) mature on the Maturity Date and
(iii) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Section 2.09 and payable as specified in
Section 2.09(e). Each Bank is hereby authorized to record the date, Type and amount of each Loan made by such Bank pursuant to Section 2.01, each continuation thereof, each conversion of all or a portion thereof to another Type, and the date and amount of each repayment or prepayment of principal thereof, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

   (b) Each Bank shall, at the request of the Company, deliver to the Company copies of the Notes and the schedules annexed thereto.

     Section 2.03.  Procedure for Borrowing.  The
Company may borrow on any Working Day if the borrowing
(or any portion thereof) consists of Eurodollar Loans or on any Business Day if the borrowing consists entirely of Domestic Loans; provided that the Company shall give the Administrative Agent notice not later than (i) two Working Days prior to the Borrowing Date, in the case of Eurodollar Loans, and (ii) the Borrowing
Date, in the case of Domestic Loans. Such notice shall specify (i) the amount to be borrowed, (ii) the Borrowing Date, (iii) whether the borrowing is to consist of Eurodollar Loans, Reference Rated Loans, CD
Rated Loans or a combination thereof (in each case stating the amounts requested), and (iv) except in the case of Reference Rated Loans, the length of the Interest Period(s) therefor. Each borrowing shall be in an aggregate principal amount not less than (i) in the case of Reference Rated Loans, the lesser of (A)
$10,000,000 or a whole multiple of $5,000,000 in excess thereof and (B) the then unused Commitments or (ii) in the case of CD Rated Loans or Eurodollar Loans,
$10,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of such notice, the Administrative Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Administrative
Agent for the account of the Company at the office of the Administrative Agent designated by the Administrative Agent in the Administrative Agent=s notice aforesaid prior to 11:30 A.M. (according to the time of the place where such office of the Administrative Agent is located) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent as the Administrative Agent may direct. The proceeds of each such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of the Administrative Agent with the aggregate amount made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

     Section 2.04.  Fees.  (a) Subject to subsection
(c) of this Section, the Company agrees to pay to the Administrative Agent for the account of each Bank a commitment fee from the Effective Date to, but not including, the Termination Date or such earlier date upon which the Commitments shall terminate or be reduced to zero pursuant to Section 2.05 or 6.01, computed at the Commitment Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily unused portion of the Commitments.

   (b) Subject to subsection (c) of this Section, the Company agrees to pay to the Administrative Agent for the account of each Bank, for any day on which the aggregate principal amount of Loans outstanding exceeds
25% of the aggregate Commitments, a utilization fee, calculated at a per annum rate of 0.25%, on the aggregate principal amount of the Loans of such Bank outstanding on such day.

   (c) If any Bank shall become a Defaulting Bank, then, notwithstanding subsection (a) or (b) above and without prejudicing any right or remedy that the Company may have with respect to, on account of, arising from or relating to any event pursuant to which such Bank shall be a Defaulting Bank, no commitment fee shall accrue for the account of such Bank from and after the date upon which such Bank shall have become a Defaulting Bank.

   (d) Commitment and utilization fees shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on June
30, 2000, and on the Termination Date or such earlier date as the Commitments shall terminate or be reduced to zero as provided herein.

     Section 2.05.  Reduction, Termination or Extension
of Commitments. (a) The Company shall have the right, upon not less than two Business Days= notice to the Administrative Agent, to terminate the Commitments or, from time to time, reduce the amount of the Commitments. Any reduction shall be accompanied by prepayment of the Loans to the extent, if any, that the Loans then outstanding exceed the amount of the Commitments as then reduced. Any termination of the Commitments shall be accompanied by prepayment in full of the Loans then outstanding and the payment of any unpaid commitment fees then accrued hereunder. Upon receipt of such notice, the Administrative Agent shall promptly notify each Bank thereof. Any reduction shall be in an amount of $5,000,000 or a whole multiple thereof and shall reduce permanently the amount of the Commitments then in effect. The Commitments once terminated or reduced may not be reinstated.

   (b)  [Intentionally omitted].

   (c) The Commitments may be extended in the manner set forth in this subsection (c), in each case for a period of 364 days from the date on which Banks having
100% of the Commitments (after giving effect to any assignments or terminations referred to in the fourth sentence of this subsection (c)) shall have executed an Extension Agreement as provided herein (the AExtension
Date@). If the Company wishes to request an extension of the Commitments, it shall give notice to that effect to the Administrative Agent not less than 30 nor more than 60 days prior to the Termination Date then in effect, whereupon the Administrative Agent shall promptly notify each of the Banks of such request. Each
Bank will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its sole discretion, within 20 days of such notice to the Administrative Agent. If less than all Banks respond affirmatively to such request within 20 days, then the Company may (i) require the Banks that do not elect to extend their Commitments to assign their Commitments in their entirety to one or more assignees, mutually satisfactory to the Company and to the Administrative Agent, no later than 15 days prior to the Termination Date then in effect, which assignees will agree to extend such Commitment and (ii) if Banks holding at least 80% of the Commitments then outstanding (including assignees that shall have become
Banks pursuant to clause (i) above) shall have agreed to extend their respective Commitments, the Company may, with effect from the Extension Date, terminate the Commitments of the Banks that shall not have agreed to so extend and prepay all Loans and other amounts then owing to any such Banks, in each case in accordance with Section 8.06(a) hereof. If all Banks (including such assignees, excluding their respective transferor
Banks, and excluding all such Banks whose Commitments have been so terminated) respond affirmatively, then, subject to receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit B hereto duly completed and signed by all of the parties thereto, the Commitments shall be extended for the period specified above. Such Extension
Agreement shall be executed and delivered no earlier than 5 days prior to the Termination Date then in effect, and no extension of the Commitments pursuant to this subsection (c) shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered and accepted by the Company.

   (d) All outstanding Commitments shall terminate on the Termination Date.

     Section 2.06.  Optional Prepayments.  (a) The
Company may, at its option, as provided in this Section
2.06, at any time and from time to time prepay the Loans, in whole or in part, upon at least two Business
Days= prior notice to the Administrative Agent, specifying (i) the date and amount of prepayment and
(ii) the respective amounts to be prepaid in respect of Reference Rated Loans, CD Rated Loans and Eurodollar
Loans. Upon receipt of such notice, the Administrative
Agent shall promptly notify each Bank thereof. The payment amount specified in such notice shall be due and payable on the date specified. All prepayments pursuant to this Article 2 shall include accrued interest on the amount prepaid to the date of prepayment and, in the case of prepayments of Eurodollar Loans and CD Rated Loans, any amounts payable pursuant to Section 2.19. The Loans shall also be subject to prepayment as provided in Sections 2.05, 2.07, 2.12, 2.13 and 8.06.

   (b)  Partial optional prepayments pursuant to this
Section 2.06 shall be in an aggregate principal amount of $10,000,000 or any whole multiple of $5,000,000 in excess thereof. All prepayments of Loans pursuant to this Article 2 shall be without the payment by the Company of any premium or penalty except for amounts payable pursuant to Section 2.19.

     Section 2.07.  Mandatory Prepayments.  If at any
time prior to the Termination Date the aggregate outstanding principal amount of the Loans exceeds the Commitments, the Company shall prepay the Loans in an amount equal to such excess. Each prepayment of Loans pursuant to this Section 2.07 shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment and, in the case of prepayments of Eurodollar Loans and CD Rated Loans, any amounts payable pursuant to Section 2.19.

     Section 2.08.  Repayment of Loans.  The Company
shall pay to the Administrative Agent for the account of each Bank the unpaid principal amount of each Loan made by such Bank on the Maturity Date.

     Section 2.09.  Interest Rate.  (a) Each Eurodollar
Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Eurodollar Margin for such day.

   (b) Each Reference Rated Loan shall bear interest on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Reference Rate.

   (c) Each CD Rated Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Adjusted CD Rate for such Interest Period plus the CD Margin for such day.

   (d) Any overdue principal of any Loan shall, without limiting the rights of any Bank under Article
6, bear interest at a rate per annum which is 1% above the rate which would otherwise be applicable to such Loan pursuant to subsections (a), (b) and (c) of this
Section 2.09 until paid in full (as well after as before judgment).

   (e)  Interest shall be payable on each Interest
Payment Date.

     Section 2.10.  Computation of Interest and Fees.
(a) Interest on the Reference Rated Loans and commitment fees shall be calculated on the basis of a 365- (or 366- as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans and CD Rated Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The
Administrative Agent shall notify the Company and the Banks of each determination of a Eurodollar Rate and of an Adjusted CD Rate. Any change in the interest rate resulting from a change in the Reference Rate shall become effective as of the opening of business on the day on which such change in the Reference Rate shall become effective. The Administrative Agent shall notify the Company and the Banks of the effective date and the amount of each such change in the Reference Rate.

   (b) The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations given by the Reference Banks and the computations used by the Administrative Agent in determining any interest rate pursuant to subsection
(a) or (c) of this Section 2.10.

   (c) If any of the Reference Banks shall be unable or shall otherwise fail to notify the Administrative
Agent of a rate, the interest rate shall be determined on the basis of the rate notified by the other
Reference Bank or Reference Banks.

     Section 2.11.  Pro Rata Treatment and Payments.
Each borrowing by the Company from the Banks, each payment (including each prepayment) by the Company on account of the principal of and interest on the Loans and on account of any commitment fees hereunder and any reduction of the Commitments of the Banks hereunder shall be made pro rata according to the Commitments, except that (i) payments or prepayments, and offsets against or reductions from the amount of payments and prepayments, in each case, specifically for the account of a particular Bank under the terms of Section 2.04, 2.05, 2.12, 2.13, 2.19 or 8.06 shall be made for the account of such Bank and (ii) if any Bank shall become a Defaulting Bank, from and after the date upon which such Bank shall have become a Defaulting Bank, any payment made on account of principal of or interest on the Loans shall be applied, first for the account of the Banks other than the Defaulting Bank, pro rata according to the Commitments of such Banks, until the principal of and interest on the Loans of such Banks shall have been paid in full and, second for the account of such Defaulting Bank, provided that the application of such payments in accordance with this clause (ii) shall not constitute an Event of Default or an event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, and no payment of principal of or interest on the Loans of such Defaulting Bank shall be considered to be overdue for purposes of Section 2.09(d) hereof, if, had such payments been applied without regard to this clause (ii), no such Event of Default or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default would have occurred and no such payment of principal of or interest on the Loans of such Defaulting Bank would have been overdue. All payments (including prepayments) to be made by the Company on account of principal, interest and commitment fees shall be made without setoff or counterclaim and shall be made to the Administrative Agent on behalf of the Banks at the Administrative Agent=s office located at (a) 270 Park
Avenue, New York, New York 10017 at or before 12:00 noon (New York City time) in the case of Domestic Loans and commitment fees, for the account of the Domestic
Lending Offices of the Banks and (b) 4 New York Plaza,
New York, New York 10015 at or before 12:00 noon (New
York City time) in the case of Eurodollar Loans, for the account of the Eurodollar Lending Offices or Domestic Lending Offices, as the case may be, of the Banks which shall then be maintaining Eurodollar Loans, in each case in lawful money of the United States of America and in immediately available funds. The
Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received.

     If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working
Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day. Each
Bank is authorized to and shall endorse the date, Type and amount of each Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, and the date and amount of each payment of principal with respect thereto on the schedule annexed to and constituting a part of its Note. No failure to make or error in making any such endorsement as authorized hereby shall affect the validity of the obligations of the Company to repay the unpaid principal amount of the Loans with interest thereon as provided in Section 2.09 or the validity of any payment thereof made by the Company.

     Except as provided in Sections 2.04(c), 2.05,
2.12, 2.13, 2.19, 8.06 and this Section 2.11, if the
holder of any Note shall obtain any payment (whether voluntary, involuntary, by application of offset or otherwise) upon principal of or interest on such Note in excess of its pro rata share of payments obtained by all holders upon principal of and interest on such Notes then held by them, such holder shall purchase from the other holders such participation in such Notes held by them as shall be necessary to cause such purchasing holder to share the excess payment ratably with each of them; providing however, that if all or any portion of the excess payment is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     The following subsection (a) of Section 2.12 and subsection (b) of Section 2.15 shall be applicable to Eurodollar Loans and CD Rated Loans only and the following Section 2.13 and subsection (a) of Section
2.15 shall be applicable to Eurodollar Loans only.

     Section 2.12.  Increased Cost of Loans.  (a) In
the event of any change in any applicable law, treaty or governmental regulation after the date of this Agreement, or in the interpretation or application thereof after the date of this Agreement, or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made or issued after the date of this Agreement, which:

      (iii) does or shall subject such Bank to any tax of any kind whatsoever (including, without limitation, withholding taxes) with respect to this Agreement, any Note or any Eurodollar or CD
     Rated Loan, or change the basis of taxation of payments to such Bank of principal, commitment fees, penalty fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank);

       (iv)  does or shall impose, modify or hold
     applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank (in excess, and without duplication, of those taken into account in computing the Eurodollar Rate for any Eurodollar Interest Period, the Reserve Percentage and the Assessment Rate); or

        (v)  does or shall impose on such Bank any
     other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing or maintaining Eurodollar Loans or CD Rated
Loans or to reduce any amount receivable hereunder with respect to Eurodollar Loans or CD Rated Loans, then, in any such case, the Company shall pay such Bank, upon written demand being made to the Company by such Bank, such additional amount which will compensate such Bank for such amounts as that Bank reasonably deems to be material with respect to this Agreement, the Notes or the Loans hereunder, provided, however, that if all or any such additional cost would not have been payable, or such reduction would not have occurred, but for such Bank=s decision to designate a new Eurodollar Lending
Office or refusal to change to another Eurodollar
Lending Office as provided below, the Company shall have no obligation under this Section 2.12 to compensate such Bank for such amount. Such demand shall be accompanied by a certificate of a duly authorized officer of such Bank setting forth the amount of such payment and the basis therefor, which certificate shall be prima facie evidence of the amount of such payment.
Each Bank shall also give written notice to the Company and the Administrative Agent of any event occurring after the date of this Agreement which would entitle such Bank to compensation pursuant to this Section 2.12 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different Eurodollar Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank.
Notwithstanding the foregoing, in the event that any Bank shall demand payment pursuant to this Section
2.12, the Company may, upon at least two Business Days= notice to the Administrative Agent and such Bank, convert in whole (but not in part) the Eurodollar Loans or CD Rated Loans, as the case may be, of such Bank, into Loans of another Type without regard to the requirements of Section 2.21 (other than clause (i) of the proviso to the last sentence of subsection (a) thereof).

   (b)  In the event that any Bank shall have
reasonably determined that the adoption after the date of this Agreement of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement or compliance by any Bank with any request or directive regarding capital adequacy
(whether or not having the force of law) from any central bank or governmental authority made or issued after the date of this Agreement, does or shall have the effect of reducing the rate of return on such Bank=s capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank=s policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction from and after such date the Company receives the request; provided, however, that the foregoing shall not apply to any capital adequacy requirement imposed solely by reason of any business combination effected after the date hereof.

     Section 2.13.  Illegality.  Notwithstanding
anything herein contained, if any Bank shall make a good faith determination that a change in any applicable law or regulation or in the interpretation thereof by any authority charged with the administration thereof shall make it unlawful for such Bank to give effect to its obligations to make, convert into, continue or maintain its Eurodollar Loans under this Agreement, the obligation of such Bank to make, convert into, continue or maintain Eurodollar Loans hereunder shall be suspended for the duration of such illegality. Such Bank, by written notice to the Administrative Agent and to the Company, shall declare that such Bank=s obligation to make, convert into, continue and maintain Eurodollar Loans shall be suspended, and the Company, on the last day of the then current Interest Period applicable to such Eurodollar
Loans or portion thereof or, if the Bank so requests, on such earlier date as may be required by relevant law, shall convert such Eurodollar Loans or portion thereof into Loans of another Type, without regard to the requirements of Section 2.21 (other than clause (i) of the proviso to the last sentence of subsection (a) thereof). If and when such illegality ceases to exist, such suspension shall cease and such Bank shall notify the Company and the Administrative Agent thereof and any Loans previously converted from Eurodollar Loans to Loans of a different Type pursuant to this Section 2.13 shall be converted into Loans of Types corresponding to the Loans maintained by the other Banks on the last day of the Interest Period of the corresponding Eurodollar
Loans of the other Banks unless, in the case of a conversion of CD Rated Loans, the Company shall have elected, by notice to the Administrative Agent, not to convert such CD Rated Loans until the last day of the then current Interest Period with respect thereto, in which case, such CD Rated Loans shall be converted at such time as the Company may elect in accordance with
Section 2.21.

     Section 2.14.  Withholding Tax Exemption.  At
least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue
Service Form W-8ECI or W-8BEN, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes.
Each Bank which so delivers a Form W-8ECI or W-8BEN further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Administrative
Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     Section 2.15.  Substitute Loan Basis.  (a) In the
event that the Majority Banks shall reasonably determine (which determination shall be final and conclusive and binding upon the Company) at any time that (vi) by reason of changes affecting the London
Interbank Eurodollar Market, adequate and fair means do not exist for ascertaining the rate of interest applicable to any Tranche of Eurodollar Loans for any requested Interest Period or (vii) the making of, converting into or continuing for an additional
Interest Period of any Tranche of Eurodollar Loans has been made impracticable by the occurrence of a contingency which materially and adversely affects the London Interbank Eurodollar Market then, and in any such event, the Administrative Agent shall forthwith give notice to the Company and, subject to the provisions of subsection (b) of this Section 2.15 (x) unless on the date upon which such Eurodollar Loans were to be made the Company notifies the Administrative
Agent that it elects not to borrow on such date, any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Reference
Rated Loans or CD Rated Loans, as requested by the Company by notice (setting forth, in the case of any request that such Loans be made as CD Rated Loans, the initial Interest Period with respect thereto) to the Administrative Agent on the date upon which such Loans are to be made, or, in the absence of any such request, as Reference Rated Loans, (y) any Loans that were to have been, on the first day of such Interest Period, converted to or continued as Eurodollar Loans shall be converted to or continued as Reference Rated Loans or CD Rated Loans, as requested by the Company by notice
(setting forth, in the case of any request that such Loans be converted to or continued as CD Rated Loans, the next Interest Period with respect thereto) to the Administrative Agent on the date upon which such Loans were to have been converted or continued, or, in the absence of any such request, as Reference Rated Loans, and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the Interest Period applicable thereto, to Reference Rated Loans or CD
Rated Loans, as requested by the Company by notice
(setting forth, in the case of any request that such Loans be converted to CD Rated Loans, the initial
Interest Period with respect thereto) to the Administrative Agent on the date upon which such Loans are to be converted, or in the absence of any such request, to Reference Rated Loans. The Administrative
Agent shall give written notice to the Company of any event occurring after the giving of such notice which permits an adequate and fair means of ascertaining the rate of interest applicable to Eurodollar Loans and until such notice by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Company have the right to convert
Loans to Eurodollar Loans.

   (b) In the event that the Majority Banks shall reasonably determine (which determination shall be final and conclusive and binding upon the Company) at any time that (viii) by reason of changes affecting the market for domestic certificates of deposit of commercial banks, adequate and fair means do not exist for ascertaining the rate of interest applicable to any Tranche of CD Rated Loans for any requested Interest
Period or (ix) the making of, converting into or continuing for an additional Interest Period of any Tranche of CD Rated Loans has been made impracticable by the occurrence of a contingency which materially and adversely affects the market for domestic certificates of deposit of commercial banks then, and in any such event, the Administrative Agent shall forthwith give notice to the Company and, subject to the provisions of subsection (a) of this Section 2.15 (x) unless on the date upon which such CD Rated Loans were to be made, the Company notifies the Administrative Agent that it elects not to borrow on such date, any CD Rated Loans requested to be made on the first day of such Interest
Period shall be made as Reference Rated Loans or Eurodollar Loans, as requested by the Company by notice
(setting forth, in the case of any request that such Loans be made as Eurodollar Loans, the initial Interest
Period with respect thereto) to the Administrative
Agent on the date of or two Working Days before, as the case may be, such Loans are to be made, or, in the absence of any such request, as Reference Rated Loans,
(y) any Loans that were to have been, on the first day of such Interest Period, converted to or continued as CD Rated Loans shall be converted to or continued as Reference Rated Loans or Eurodollar Loans, as requested by the Company by notice (setting forth, in the case of any request that such Loans be converted to or continued as Eurodollar Loans, the next Interest Period with respect thereto) to the Administrative Agent on the date upon or two Working Days before, as the case may be, such Loans were to have been converted or continued, or, in the absence of any such request, as Reference Rated Loans and (z) any outstanding CD Rated
Loans shall be converted, on the last day of the Interest Period applicable thereto, to Reference Rated
Loans or Eurodollar Loans, as requested by the Company by notice (setting forth, in the case of any request that such Loans be converted to Eurodollar Loans, the initial Interest Period with respect thereto) to the Administrative Agent on the date upon or two Working
Days before, as the case may be, the date upon which such Loans are to be converted, or, in the absence of any such request, to Reference Rated Loans. The
Administrative Agent shall give written notice to the Company of any event occurring after the giving of such notice which permits an adequate and fair means of ascertaining the rate of interest applicable to CD
Rated Loans and until such notice by the Administrative
Agent, no further CD Rated Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to CD Rated Loans.

     Section 2.16.  Certain Prepayments or Conversions
Pursuant to Sections 2.12 and 2.13. In the event that Loans of any Bank of one Type are prepaid or converted into Loans of another Type pursuant to Sections 2.12 or
2.13 (Loans of the former Type being herein called
AAffected Loans@), unless and until such Bank gives written notice that the circumstances which gave rise to such prepayment or conversion no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) such Bank shall not make further
Affected Loans and all Loans which would otherwise be made by such Bank as, or converted by such Bank into, Affected Loans shall be made instead as, or converted into or continued as, Loans of another Type (on which interest and principal shall be payable simultaneously with the related Affected Loans of the other Banks).

     Section 2.17.  Certain Notices.  Notices by the
Company under each of Sections 2.03, 2.05, 2.06, 2.12,
2.15 and 2.21 and under the definition of AInterest
Period@ in Section 1.01 (a) shall be given in writing, by telegraph, by telecopy or by telephone (confirmed promptly in writing) and (b) shall be effective only if received by the Administrative Agent and, in the case of Section 2.12, the Bank involved, not later than 10:30 A.M. (New York City time) on the day specified in the respective Section or definition as the latest day such notice may be given. Notices by the Company under each of Sections 2.03, 2.05, 2.06, 2.12, 2.15 and 2.21 shall be irrevocable.

     Section 2.18.  Use of Proceeds.  The Company
agrees that the proceeds of the Loans obtained by the Company hereunder shall be used for its general corporate purposes, including working capital needs, the repayment of indebtedness and loans to subsidiaries and will not be used, directly or indirectly, or for any other purpose which would result in a violation of any law, rule or regulation, including Regulation U of the Board of Governors of the Federal Reserve System, known to the Company.

     Section 2.19.  Indemnity.  The Company agrees to
indemnify each Bank and to hold such Bank harmless from any loss (other than loss of margin after the date of such default or prepayment) or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuance of a Eurodollar Loan or CD Rated Loan after the Company has given a notice requesting the same in accordance with this Agreement, (b) default by the Company in making any prepayment of a Eurodollar
Loan or a CD Rated Loan after the Company has given a notice in accordance with Section 2.06 or (c) the making by the Company of a prepayment or conversion of a Eurodollar Loan or a CD Rated Loan on a day which is not the last day of the Interest Period with respect thereto, arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans or CD
Rated Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive termination of this Agreement and payment of the Notes.

     Section 2.20.  Minimum Amounts of Tranches.  All
borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $5,000,000 in excess thereof.

     Section 2.21.  Conversion and Continuation
Options. (a) The Company may elect from time to time to convert Eurodollar Loans or CD Rated Loans to
Reference Rated Loans by giving the Administrative
Agent irrevocable notice of such election on the date of such conversion, provided that any such conversion may only be made on the last day of an Interest Period with respect to the Loans being converted. The Company may elect from time to time to convert Reference Rated
Loans or Eurodollar Loans to CD Rated Loans by giving the Administrative Agent irrevocable notice of such election on the date of such conversion, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Reference Rated Loans or CD Rated Loans to
Eurodollar Loans by giving the Administrative Agent at least two Working Days irrevocable notice of such election, provided that any such conversion of CD Rated
Loans may only be made on the last day of an Interest
Period with respect thereto. Any such notice of conversion to Eurodollar Loans or CD Rated Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding
Eurodollar Loans, CD Rated Loans and Reference Rated
Loans may be converted as provided herein, provided that (x) no Loan may be converted into a Eurodollar
Loan or a CD Rated Loan at any time at which an Event of Default has occurred and is continuing and (xi) any conversion may only be made if, after giving effect thereto, Section 2.20 shall not have been contravened.

   (b) Any Eurodollar Loans or CD Rated Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term
AInterest Period@ set forth in Section 1.01, of the length of the next Interest Period to be applicable to such Loans, provided that (xii) no Loan may be continued as a Eurodollar Loan or a CD Rated Loan for an additional Interest Period at any time at which an Event of Default has occurred or is continuing and
(xiii) no Eurodollar Loan or CD Rated Loan may be continued as such if, after giving effect thereto,
Section 2.20 would be contravened and provided, further, that if the Company shall fail to give any required notice as described above in this section, or if such conversion is not permitted pursuant to the preceding proviso hereof, such Loans shall be automatically converted to Reference Rated Loans on the last day of such then expiring Interest Period.

     Section 2.22.  Increase of Commitments.  (a) At
any time after the date hereof, provided that no Event of Default shall have occurred and be continuing, the Company may request an increase of the aggregate
Commitments by notice to the Administrative Agent in writing of the amount of such proposed increase (such notice, a ACommitment Increase Notice@). Any such
Commitment Increase Notice must offer each Bank the opportunity to subscribe for its pro rata share of the increased Commitments. If any portion of the increased
Commitments is not subscribed for by the Banks, the Company may, in its sole discretion, but with the consent of the Administrative Agent as to any Person that is not at such time a Bank (which consent shall not be unreasonably withheld or delayed), offer to any existing Bank or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitments pursuant to paragraph (b) or (c) below, as applicable.

   (b) Any additional bank or financial institution that the Company selects to offer participation in the increased Commitments, and that elects to become a party to this Agreement and obtain a Commitment, shall execute a New Bank Agreement with the Company and the Administrative Agent, whereupon such bank or financial institution (a ANew Bank@) shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Bank and the definition of Commitment in
Section 1.01 hereof shall be deemed amended to add the name and Commitment of such New Bank, provided that the Commitment of any such New Bank shall be in an amount not less than $10,000,000.

   (c) Any Bank that accepts an offer to it by the Borrower to increase its Commitment pursuant to this
Section 2.22 shall, in each case, execute a Commitment
Increase Agreement with the Company and the Administrative Agent, whereupon such Bank shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and the definition of Commitment in Section
1.01 hereof shall be deemed to be amended to so increase the Commitment of such Bank.

   (d)  The effectiveness of any New Bank Agreement or
Commitment Increase Agreement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions of the Company and legal opinions of counsel to the Company as the Administrative Agent shall reasonably request with respect thereto, in each case in form and substance reasonably satisfactory to the Administrative Agent.

   (e) If any bank or financial institution becomes a New Bank pursuant to Section 2.22(b) or any Bank=s
Commitment is increased pursuant to Section 2.22(c), additional Loans made on or after the effectiveness thereof (the ARe-Allocation Date@) shall be made pro rata based on their respective Commitments in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Bank making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Bank and/or Banks with such increased Commitments to the extent of, and pro rata based on, their respective
Commitments), and continuations of Eurodollar Loans and CD Rated Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Eurodollar Loans and CD Rated Loans on the last day of the Interest
Period applicable thereto and the making of new
Eurodollar Loans and CD Rated Loans pro rata based on the respective Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-
Allocation Date there is an unpaid principal amount of Reference Rated Loans, the Company shall make prepayments thereof and borrowings of Reference Rated
Loans so that, after giving effect thereto, the Reference Rated Loans outstanding are held pro rata based on their respective Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Eurodollar Loans or CD Rated Loans, such Eurodollar Loans or CD Rated Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods
(unless the Company elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Loans or CD Rated Loans will be paid thereon to the respective Banks holding such Eurodollar Loans or CD Rated Loans pro rata based on the respective principal amounts thereof outstanding.

   (f) Notwithstanding anything to the contrary in this Section 2.22, (i) no Bank shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and (ii) after giving effect to any increase in the Commitments pursuant to this Section 2.22, the aggregate amount of the Commitments shall not exceed $350,000,000.

   (g) The Company shall execute and deliver a Note to each new bank or other financial institution becoming a Bank.

                       ARTICLE 3

            Representations and Warranties

     Section 3.01.  Representations and Warranties by
the Company. The Company represents and warrants to each of the Banks that:

   (a)  Corporate Existence, Qualification. The Company
(xiv) has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and (xv) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction of the United States in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect upon the business of the Company and its subsidiaries taken as a whole.

   (b)  Corporate Authorization and Binding Agreement.
This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors= rights generally and equitable principles of general applicability. The Notes have been duly authorized by the Company and, when executed, issued and delivered pursuant hereto for value received, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (xvi) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors= rights generally and (xvii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

   (c) No Conflicting Agreements. The execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance of the Notes will not conflict with any provision of (xviii) the restated certificate of incorporation or by-laws of the Company or (xix) any indenture, loan agreement or other similar agreement or instrument binding on the Company.

   (d) Governmental Approvals. No authorization, consent or approval of any governmental body or agency is required for the valid execution, delivery and performance of this Agreement by the Company or for the valid execution, issuance, delivery and performance of the Notes by the Company.

   (e) Proceedings. To the knowledge of the Company, there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of the Company, will result in a final determination which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

   (f) Financial Position. The consolidated balance sheets of the Company and its subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of income, stockholders= equity and cash flows for each of the years in the three-year period ended December 31, 1999, certified by KPMG LLP, present fairly the consolidated financial position of the Company and its subsidiaries at December 31, 1998 and 1999 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles applied on a consistent basis. Since December 31, 1999, there has been no material adverse change in the consolidated financial position or results of operations of the Company and its subsidiaries which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.



                       ARTICLE 4

               Covenants of the Company

     Section 4.01.  Covenants.  The Company covenants
and agrees that, from the date of this Agreement and for so long as any of the Notes shall be outstanding or any of the Banks shall have any Commitments:

   (a) Financial Statements, Etc. The Company will furnish to each Bank: (xx) within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section
15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said
Sections, then such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities
Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; (xxi) within 60 days after the close of each of the first three quarters of each of the Company=s fiscal years a statement by a responsible officer of the Company stating whether to the knowledge of the Company an event has occurred during such period and is continuing which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both, and, if so, stating the facts with respect thereto; (xxii) within 120 days after the close of each of the Company=s fiscal years a statement by a responsible officer of the Company stating whether to the knowledge of the Company an event has occurred during such period and is continuing which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both, and, if so, stating the facts with respect thereto; (xxiii) within five Business Days after the Company becomes aware of the occurrence of any event which constitutes an Event of Default, or would constitute an Event of Default with the passage of time or the giving of notice, or both, if such occurrence is then continuing notice of such occurrence together with a statement by a responsible officer of the Company stating the facts with respect thereto; and (xxiv) such other information respecting the financial condition or operations of the Company and its subsidiaries as any Bank may from time to time reasonably request.

   (b)  Limitations on Sales and Leasebacks. The
Company will not itself, and will not permit any subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor
(not including the Company or any subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a subsidiary for a period, including renewals, in excess of three years, of any Principal Property (as defined in the Public
Indenture) which has been or is to be sold or transferred more than 180 days after the completion of construction and commencement of full operation thereof, by the Company or any subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a Asale and leaseback transaction@) unless either:

        (i)  the Company or such subsidiary could
     create Indebtedness secured pursuant to Section
     1005 of the Public Indenture on the Principal
     Property to be leased back in an amount equal to the Attributable Debt with respect to the lease resulting from such sale and leaseback transaction without equally and ratably securing the Notes; or

       (ii) the Company within 180 days after the sale or transfer shall have been made by the Company or by a subsidiary, applies an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (B) the net amount (after deducting applicable reserves) at which such Principal Property is carried on the books of the Company or such subsidiary at the time of entering into such arrangement, to the retirement of Indebtedness of the Company.

   (c) Compliance with Indenture. The Company will comply with the provisions of Sections 1004 and 1005 of the Public Indenture (a true and complete copy of which the Company hereby represents has been furnished to each Bank), which provisions, together with related definitions, are hereby incorporated herein by reference for the benefit of the Banks and shall continue in effect for purposes of this Section 4.01 regardless of termination, or any amendment or waiver of, or any consent to any deviation from or other modification of, the Public Indenture; provided, however, that, for purposes of this Section 4.01, (a) references in the Public Indenture to Athe Securities@ shall be deemed to refer to the obligations of the Company to pay the principal of and interest on the Notes, (b) references in the Public Indenture to Athe
Trustee@ shall be deemed to refer to the Administrative
Agent, (c) references in the Public Indenture to Athis
Indenture@ shall be deemed to refer to this Agreement and (d) references in the Public Indenture to Asupplemental indentures@ shall be deemed to refer to supplements to this Agreement.

   (d) Limitation on Mortgages. The Company will not incur, issue, assume or guarantee any Indebtedness secured by a mortgage on oil, gas, coal or other minerals in place, or on related leasehold or other property interest, which is incurred to finance development or production costs if the aggregate amount of all such indebtedness exceeds 10% of Consolidated
Net Tangible Assets (as defined in the Public
Indenture).

   (e) Consolidated Stockholders' Equity. The Company will maintain, at the end of each calendar quarter, Consolidated Stockholders' Equity of at least
$650,000,000 exclusive of the effect of any noncash writedowns made subsequent to the date hereof.

   (f)  [Intentionally omitted.]

   (g) Indebtedness to Capitalization Ratio. At the end of each calendar quarter, Consolidated Indebtedness divided by Total Capital shall not exceed 60%. For purposes of this provision "Total Capital" is equal to the sum of Consolidated Stockholders' Equity, exclusive of the effect of any noncash writedowns made subsequent to the date hereof, plus Consolidated Indebtedness, each at such time.

   (h) Insurance. The Company will at all times maintain, with financially sound and reputable insurers, insurance of the kinds, covering the risks and in the relative proportionate amounts customarily carried by companies engaged in the same or similar business and similarly situated.



                       ARTICLE 5

                 Conditions of Lending

     Section 5.01.  Conditions Precedent to
Effectiveness. The effectiveness of this Agreement is subject to the conditions precedent that:

     (I) Each Bank and the Administrative Agent shall have received on or before the date of the initial
Loan:

   (a)  An appropriate Note payable to its order.

   (b) Certified copies of the resolutions of the Board of Directors or the Executive Committee of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance of the Notes.

   (c) A favorable opinion of the General Counsel or General Attorney of the Company, to the effect that:

        (i)  the Company is validly existing and in
     good standing under the laws of the State of Delaware;

       (ii) the Company is qualified to do business as a foreign corporation and is in good standing in the States of Kansas, Louisiana, Oklahoma and
     Texas;

      (iii)  this Agreement and the Notes have been
     duly authorized, executed and delivered by the Company;

       (iv) the execution, delivery and performance by the Company of this Agreement and the Notes will not conflict with the restated certificate of incorporation or by-laws of the Company, each as in effect on the date of such opinion;

        (v) the execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance of the Notes will not (x) contravene any applicable provision of any applicable law or applicable order or (y) conflict with any provision of any indenture, loan agreement or other similar agreement or instrument known to such counsel (having made due inquiry with respect thereto) binding on the Company or affecting its property;

       (vi)  this Agreement constitutes a valid and
     binding agreement of the Company and the Notes constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability;

      (vii) no authorization, consent or approval of any governmental body or agency of the State of Texas or the United States of America which has not been obtained is required in connection with the execution, delivery and performance by the Company of this Agreement and the Notes; and

     (viii) to the knowledge of such counsel (having made due inquiry with respect thereto), there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of such counsel, will result in a final determination which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

     In rendering such opinion, the General Counsel or General Attorney of the Company shall opine only as to matters governed by the Federal laws of the United
States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware.
Such counsel may also state that he has relied on certificates of state officials as to qualification to do business and good standing, certificates of officers of the Company and other sources believed by him to be responsible.

   (d) A copy of a written irrevocable notice from the Company terminating the Commitments, as defined in the Credit Agreement, and directing the Administrative
Agent, as defined in the Credit Agreement, to prepay by wire transfer, in immediately available funds, in full any loans then outstanding thereunder, together with accrued interest thereon and any unpaid commitment fees then accrued.

   (e) A certificate of a responsible officer of the Company to the effect that:

        (i)  the representations and warranties
     contained in Section 3.01 are true and accurate on and as of such date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

       (ii)  no event has occurred and is continuing
     which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or lapse of time, or both; and

      (iii) the Company is in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it.

     (II) The Administrative Agent shall have received, for its account and the accounts of the several Banks, all accrued fees that the Company shall have agreed in writing to pay to the Administrative Agent and the Banks prior to the date of the initial Loan.

     Section 5.02.  Conditions Precedent to Loans.  The
obligation of each Bank to make any Loan is subject to the further conditions precedent that:

   (a)  the Effective Date shall have occurred; and

   (b)  (i) the representations and warranties
contained in Section 3.01 and in any New Bank Agreement or Commitment Increase Agreement are true and accurate on and as of the relevant Borrowing Date as though made on and as of such Borrowing Date (except to the extent that such representations and warranties relate solely to an earlier date);

       (ii) no event has occurred and is continuing or would result from the proposed borrowing, which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or lapse of time, or both; and

      (iii) the Company is in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it.

     The borrowing on the relevant Borrowing Date shall be deemed to constitute a certification by the Company that the statements set forth in clause (b) above are true.





                       ARTICLE 6

                   Events of Default

     Section 6.01.  Events of Default.  If one or more
of the following events of default (AEvents of Default@) shall occur and be continuing:

   (a) the Company shall default in any payment of principal of any Loan when due and such default shall continue for a period of 3 days; or the Company shall default in any payment of interest on any Loan, or in the payment of any commitment or utilization fees pursuant to Section 2.04, when due and payable, and such default shall continue for a period of 10 days;

   (b)  any representation or warranty, or
certification made by the Company herein or in any New
Bank Agreement or Commitment Increase Agreement or any statement or representation or certification made or deemed to be made pursuant to Article 5 of this Agreement shall prove to have been incorrect in any material respect when made;

   (c) the Company shall default in the performance of any other term, condition, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice thereof, specifying such default and requiring it to be remedied, shall have been received by the Company from any Bank,

   (d) the Company shall default in the performance of any term, condition, covenant or agreement contained in the Public Indenture and such default shall have resulted in any of the Securities (as defined in the Public Indenture) being declared due and payable prior to the date on which such Securities would otherwise have become due and payable;

   (e) the Company or any subsidiary shall (i) default in the payment of principal of any Indebtedness in an aggregate principal amount in excess of $25,000,000
(other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist unremedied or unwaived, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders) to cause, with the giving of notice if required, but without the passage of any additional time, such Indebtedness to become due prior to its stated maturity,

   (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of its property, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the federal
Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law providing for similar relief of debtors, or (vi) consent or acquiesce in writing to any petition duly filed against it in any involuntary case under such Bankruptcy Code;

   (g) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction seeking (i) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of its assets, or (iii) similar relief in respect of it, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days (or such longer period, so long as the Company shall be taking such action in good faith as shall be reasonably necessary to obtain the timely dismissal or stay of such proceeding or case); or an order for relief shall be entered in an involuntary case under the federal
Bankruptcy Code (as now or hereafter in effect), against the Company, or

     (h)    any Change in Control shall occur,

then and in each and every case the Majority Banks, by notice in writing to the Company, may terminate the Commitments of the Banks hereunder and/or declare the unpaid balance of the Notes and any other amounts payable hereunder to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided that in the case of clause (f) or (g) above the Commitments of the Banks hereunder shall automatically terminate and the Notes and any other amounts payable hereunder shall forthwith be due and payable.





                       ARTICLE 7

      The Agents, Lead Arranger and Book Manager

     Section 7.01.  Powers.  Each Bank hereby
irrevocably appoints and authorizes the Administrative
Agent to act as its agent hereunder. The Administrative
Agent shall have and may exercise such powers hereunder and under any agreement executed and delivered pursuant to the terms hereof as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement have a fiduciary relationship with any Bank.

     Section 7.02.  Administrative Agent=s Reliance,
Etc. In performing its duties as Administrative Agent hereunder and under any agreement executed and delivered pursuant to the terms hereof, the Administrative Agent shall take the same care as it takes in connection with loans in which it alone is interested. However, the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by them hereunder or thereunder or in connection herewith or therewith except for their own gross negligence or willful misconduct.

     Section 7.03.  No Responsibility for Recitals,
Etc.  Neither any Agent, the Lead Arranger nor the Book
Manager shall be responsible to the Banks for any recitals, statements, warranties or representations herein or under any agreement executed and delivered pursuant to the terms hereof, for the value, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any agreement executed and delivered pursuant hereto or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement on the part of the Company or of any of the terms of any such other agreement by any party thereto.

     Section 7.04.  Right to Indemnity.  The
Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any agreement executed and delivered pursuant to the terms hereof unless it shall first be indemnified
(upon requesting such indemnification) to its satisfaction by the Banks against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. The Banks agree to indemnify the Agents, to the extent not reimbursed by the Company under this Agreement, ratably in accordance with the aggregate principal amount of the Loans made by them (or, if no Loans are outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agents as agents in any way relating to or arising out of this Agreement, the Notes or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under this Agreement but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents;
provided no such liability, obligation, damage, penalty, action, judgment, suit, cost, expense or disbursement results from any Agent=s gross negligence or willful misconduct; provided, however, that, in the event an Agent receives indemnification from the Banks hereunder with respect to costs and expenses which the Company is obligated to pay under this Agreement, such Agent shall remit to the Banks the amount of such costs and expenses to the extent subsequently paid by the Company, such remittance to be in accordance with the proportionate amount of the indemnification made by each respective Bank.

     Section 7.05.  Action on Instructions of Banks.
The Administrative Agent shall in all cases be fully protected in acting or refraining from acting hereunder or under any agreement executed and delivered pursuant to the terms hereof in accordance with written instructions to it signed by the Majority Banks, and (subject to Section 8.01) such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     Section 7.06.  Employment of Agents.  The
Administrative Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by them or their authorized agents, for the default or misconduct of any such agent or attorney-in-fact selected by it with reasonable care.

     Section 7.07.  Reliance on Documents.  The
Administrative Agent shall be entitled to rely upon (a) any paper or document believed by it to be genuine and to have been signed or sent by the proper person or persons and (b) the opinion of its counsel with respect to legal matters. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Administrative Agent signed by such payee shall have been filed with the Administrative Agent.

     Section 7.08.  Rights as Banks.  With respect to
its Commitment and the Loans made by it, each Agent shall have the same rights and powers hereunder and under any agreement executed and delivered pursuant to the terms hereof as any Bank and may exercise the same as though it were not an Agent and the term ABank@ or ABanks@ shall, unless the context otherwise indicates, include the Agents in their capacities as a Banks hereunder and thereunder. The Agents and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company, its subsidiaries and its affiliates as if they were not Agents.

     Section 7.09.  Non-reliance on Agents or Other
Banks. Each Bank agrees that it has, independently and without reliance on any Agent, the Lead Arranger, the Book Manager or on any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent, the Lead Arranger, the Book Manager or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the Notes. Neither the Agents, the Lead Arranger nor the Book Manager shall be required to keep themselves informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, neither the Agents, the Lead Arranger nor the Book
Manager shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or which may at any time come into possession of any Agent, the Lead Arranger, the Book
Manager or any of their affiliates.

     Section 7.10.  Events of Default.  In the event
the Administrative Agent receives actual knowledge of an Event of Default hereunder, the Administrative Agent shall promptly inform the Banks thereof. The
Administrative Agent shall not be deemed to have actual knowledge of an Event of Default hereunder until it shall have received a written notice from the Company or any Bank referring to this Agreement, describing such Event of Default and stating that such notice is a ANotice of Default@.

     Section 7.11.  Successor Administrative Agent.  If
the Administrative Agent shall resign as Administrative
Agent under this Agreement, or shall cease to be a Bank under this Agreement, then the Banks shall appoint any Bank which is a party to this Agreement (with the consent of such Bank) as successor Administrative Agent for the Banks under this Agreement, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the former Administrative Agent=s rights, powers and duties as Administrative Agent shall be terminated and cancelled, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement.

     Section 7.12.  Syndication and Documentation
Agents, Lead Arranger and Book Manager. Nothing in this Agreement shall impose upon the Documentation
Agent, the Syndication Agent, the Lead Arranger or Book
Manager in such capacity, any duties or obligations whatsoever.



                       ARTICLE 8

                     Miscellaneous

     Section 8.01.  Modifications, Consents and
Waivers. To the extent permitted by law, no failure or delay on the part of the Banks in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement or of the Notes nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, waiver or consent may be made which will (a) extend the time for payment of principal of or interest on any Loan or reduce the principal amount of or rate of interest on any Loan or otherwise affect the terms of payment of the principal of or interest on any Loan without the written consent of the holder of such Loan or increase the amount or extend the term of any Bank's Commitment without the written consent of such Bank or (b) affect the terms of or reduce the amount of the commitment fee or reduce the percentage of 66 2/3% specified in the definition of "Majority Banks" or amend the provisions of this
Section 8.01 without the written consent of the holders of all Loans at the time outstanding (or, if no Loans are then outstanding, all of the Banks). No notice to or demand on the Company in any case shall, of itself, entitle the Company to any other or further notice or demand in similar or other circumstances.

     Section 8.02.  Confidentiality.  Each Bank shall
maintain in confidence and not publish, disseminate or disclose in any manner or to any Person and shall not use any nonpublic information relating to the Company and its subsidiaries which may be furnished pursuant to this Agreement (hereinafter collectively called
AConfidential Information@), subject to each Bank's (a) obligation to disclose any such Confidential
Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to bank examiners, its affiliates, auditors, counsel and other professional advisors, (c) right to use any such Confidential Information in connection with evaluating the transactions set forth herein, and (d) right to disclose any such Confidential Information in connection with any litigation involving the Banks and the Company, provided, however, that Confidential
Information disclosed pursuant to clause (b) or (d) of this sentence shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof, and provided, further, that Confidential Information disclosed pursuant to applicable laws, regulations, subpoenas or other legal process shall be so disclosed subject to such confidentiality provisions, if any, as may be provided under applicable law. The Banks agree, to the extent permitted by applicable law, to use their best efforts promptly to notify the Company in writing of each order, subpoena or other legal process providing for the disclosure and/or production of Confidential
Information and shall, to the extent permitted by applicable law, use their best efforts promptly to supply the Company with a copy of such order, subpoena or other legal process, in order that the Company may intervene in the relevant administrative or legal proceeding or take other appropriate legal action to protect the confidentiality of such Confidential
Information.

     Section 8.03.  Addresses for Notices.  Except as
otherwise provided herein, all communications and notices provided for hereunder shall be in writing and, if to the Company, mailed to P.O. Box 1330, Houston, Texas 77251-1330 Attention: Treasurer, and, if to the Administrative Agent, delivered or mailed to 270 Park
Avenue, New York, New York 10017 (Attention: Global Oil and Gas), with a copy delivered or mailed to Munivan
Appanora, Agency Services, Chase Bank of Texas, N.A.,
One Chase Manhattan Plaza, 8th Floor, New York, New
York 10081, and, if to any Bank, delivered or mailed to its address as set forth on the signature pages hereof, or, as to any party, at such other address as such party may designate in writing to each party concerned.
Except as otherwise provided herein, all communications and notices provided for hereunder shall be effective when deposited in the mails, postage prepaid, addressed as aforesaid.

     Section 8.04.  Costs, Expenses and Taxes.  The
Company agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the Notes (including the reasonable fees of Messrs.
Simpson Thacher & Bartlett, special counsel to the Administrative Agent) and costs and expenses, if any, of the Banks in connection with the enforcement of this Agreement and the Notes, as well as any and all stamp and other taxes payable or determined to be payable in connection with the execution or delivery of this Agreement or the Notes, and to save the holders of the Notes harmless from any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or the Notes.

     Section 8.05.  Binding Effect and Assignment.
This Agreement shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that the Company may not assign or transfer its rights hereunder without prior written consent of the Banks. A Bank may not assign or transfer its rights hereunder, subject to any legal or regulatory requirements, without prior written consent of the Company, provided, however, that each Bank may at any time grant participations in its Loans and its Commitment (AParticipations@) to other
Persons (such Persons being herein called
AParticipants@). The Company agrees that each Participant shall be deemed to be a ABank@ for purposes of Sections 2.12(a), 2.14 and 2.19 with respect to its Participations outstanding from time to time. Each Bank agrees with the Company that (a) each such Participation shall be created in the ordinary course of the commercial banking business of such Bank and (b) such Participation shall be created by such Bank in compliance with all applicable laws. Each Bank agrees that the creation of Participations shall require no action on the part of the Company. The creation of a Participation shall not give any Participant any rights under this Agreement or any Note nor shall it relieve any Bank of its obligations under this Agreement. Each assignment will be subject to the payment of a service fee of $3,000 to the Administrative Agent by the parties to such assignment.

     Section 8.06.  Termination and Substitution of
Bank. (a) If (i) the obligation of any Bank to make, convert Loans into or continue Eurodollar Loans has been suspended pursuant to Section 2.13, (ii) any Bank has demanded compensation under Section 2.12 or (iii) any Bank shall decline to extend its Commitment pursuant to Section 2.05(c), the Company may, upon three Business Days= notice to such Bank through the Administrative Agent, prepay in full all of the outstanding Loans of such Bank, or its assignee, together with accrued interest thereon to the date of prepayment and all other amounts payable hereunder to such Bank accrued to the date of prepayment, and concurrently therewith terminate this Agreement with respect to such Bank by giving notice of such termination to the Administrative Agent and such Bank.

   (b) If any Bank shall become a Defaulting Bank, the Company may, in its sole discretion and without prejudice to any right or remedy that the Company may have against such Defaulting Bank with respect to, on account of, arising from or relating to any event pursuant to which such Bank shall be a Defaulting Bank, upon notice to such Defaulting Bank and the Administrative Agent, (i) if at such time there are no Loans of such Defaulting Bank outstanding, terminate this Agreement with respect to such Defaulting Bank, or
(ii) if at such time such Defaulting Bank shall have Loans outstanding, subject to obtaining a substitute bank or banks to assume the Commitment of such Defaulting Bank pursuant to subsection (c) below, terminate this Agreement with respect to such Defaulting Bank and prepay in full the outstanding
Loans of such Defaulting Bank together with accrued interest to the date of prepayment, provided that the provisions of Section 2.19 shall not apply to any such prepayment.

   (c) If the Company terminates this Agreement with respect to any Bank under this Section 8.06, the Company shall use its best efforts, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to assume the Commitment of such relevant Bank.

     Section 8.07.  Governing Law.  This Agreement
shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 8.08.  Headings.  Article and Section
headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     Section 8.09.  Execution in Counterparts.  This
Agreement may be executed by the parties hereto individually or in any combinations of the parties hereto in several separate counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                         ANADARKO PETROLEUM CORPORATION


                         By:__________________________
                            _____
                            Name:
                            Title:



                         THE CHASE MANHATTAN BANK,
                            as Administrative Agent
                            and as a Bank


                         By:__________________________
                            _____
                            Name:
                            Title:



                         BANK OF AMERICA, N.A.,
                            as Syndication Agent and
as a Bank


                         By:__________________________
                            _____
                            Name:
                            Title:



                         CITIBANK, N.A.,
                            as Documentation Agent and
as a Bank


                         By:__________________________
                            _____
                            Name:
                            Title:


                         BANK ONE, N.A.


                         By:__________________________
                            _____
                            Name:
                            Title:



                         ROYAL BANK OF CANADA


                         By:__________________________
                            _____
                            Name:
                            Title:



                         BANK OF TOKYO - MITSUBISHI,
                         LTD.


                         By:__________________________
                            _____
                            Name:
                            Title:



                         CREDIT SUISSE FIRST BOSTON


                         By:__________________________
                            _____
                            Name:
                            Title:



                         WESTDEUTSCHE LANDESBANK
                         GIROZENTRALE, NEW YORK BRANCH


                         By:__________________________
                            _____
                            Name:
                            Title:


                         MELLON BANK, N.A.


                         By:__________________________
                            _____
                            Name:
                            Title:



                         WACHOVIA BANK, N.A.



                         By:__________________________
                            _____
                            Name:
                            Title:



                   PRICING SCHEDULE


     The AEurodollar Margin@, ACD Margin@ and
"Commitment Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Level that exists on such day:


           LEVEL I  LEVEL II  LEVEL   LEVEL IV LEVEL V  LEVEL VI
                               III

Eurodoll   22.5/100   25/100 37.5/100   50/100 62.5/100 87.5/100
 ar           of 1%    of 1%    of 1%    of 1%    of 1%    of 1%
 Margin

CD Margin    35/100 37.5/100   50/100 62.5/100   75/100  100/100
              of 1%    of 1%    of 1%    of 1%    of 1%    of 1%

Commitment 6/100 of 8/100 of   10/100 12.5/100   15/100   20/100
Fee              1%       1%    of 1%    of 1%    of 1%    of 1%

     For purposes of this Schedule, the following terms have the following meanings:

     ALevel@ refers to the determination of which of Level I, Level II, Level III, Level IV, Level V or
Level VI exists at any date. The higher rating of S&P or Moodys will determine the Level to be used.

     "Level I" exists at any date if, at such date, the Company's long-term debt is rated A or higher by S&P or A2 or higher by Moodys.

     "Level II" exists at any date if, at such date, the Company's long-term debt is rated AC by S&P or A3 by Moodys.

     "Level III" exists at any date if, at such date, the Company's long-term debt is rated BBB+ by S&P or Baa1 by Moodys.

     "Level IV" exists at any date if, at such date, the Company's long-term debt is rated BBB by S&P or Baa2 by Moodys.

     "Level V" exists at any date if, at such date, the Company's long-term debt is rated BBBC by S&P or Baa3 by Moodys.

     "Level VI" exists at any date if, at such date, the Company's long-term debt is rated below BBBC by S&P and Baa3 by Moodys.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt securities of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. At any time senior unsecured long-term securities of the Borrower without third-party credit enhancement are not rated by either S&P or Moody=s, the applicable Commitment Fee Rate, Eurodollar Margin and
CD Margin shall be that set forth under Level VI.

                                              EXHIBIT A

                    [FORM OF NOTE]


                              New York, New York

                                    _____________, 200_

     For value received, ANADARKO PETROLEUM
CORPORATION, a Delaware corporation (the "Company"), promises to pay on the Maturity Date, to the order of ________________ (the "Bank") at the office of The
Chase Manhattan Bank specified in Section 2.11 of the
364-Day Credit Agreement, dated as of April 14, 2000, among the Company, the Bank, the several other banks party thereto, Bank of America, N.A., as Syndication
Agent, Citibank, N.A., as Documentation Agent, Chase
Securities Inc., as Lead Arranger and as Book Manager, and The Chase Manhattan Bank, as Administrative Agent
(as amended, supplemented or modified from time to time hereafter, the AAgreement@; terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America, the aggregate unpaid principal amount of all Loans made by the Bank to the undersigned pursuant to
Section 2.01 of the Agreement. The undersigned further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof at the rates specified in Section 2.09 of the Agreement. Such interest shall be payable on the dates specified in
Section 2.09 of the Agreement. The date, Type and amount of each Loan made by the Bank pursuant to
Section 2.01 of the Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type and the date and amount of each payment of principal with respect thereto shall be endorsed by the holder of this Note on Schedule A annexed hereto, which holder may add additional pages to such Schedule. No failure to make or error in making any such endorsement as authorized hereby shall affect the validity of the obligations of the Company hereunder or the validity of any payment hereof made by the Company.

     This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein.

     Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement.

                         ANADARKO PETROLEUM CORPORATION


                         By:__________________________
                            _____
                            Title:

                                             SCHEDULE A

                 LOANS AND REPAYMENTS



          Amount  Type   Intere  Amount   Notati
            of     of      st      of       on
           Loan   Loan    Rate  Principa   Made
  Date                              l       by
                                 Repaid







































                                              EXHIBIT B

                 EXTENSION AGREEMENT

Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77251-1330
Attention: Treasurer

The Chase Manhattan Bank, as Administrative Agent under the Credit Agreement referred to below
270 Park Avenue
New York, NY 10017
Attention: Energy Division

Gentlemen:

     The undersigned hereby agree to extend, effective on the date upon which Banks having 100% of the Commitments then outstanding (after giving effect to any assignments or terminations made as contemplated in
Section 2.05(c) of the 364-Day Credit Agreement dated as of April 14, 2000 among Anadarko Petroleum
Corporation, the Banks listed therein, Bank of America, N.A., as Syndication Agent, Citibank, N.A., as
Documentation Agent, Chase Securities Inc., as Lead
Arranger and as Book Manager, and The Chase Manhattan
Bank, as Administrative Agent, (as amended, supplemented or modified from time to time, the "Credit
Agreement")) shall have executed this Extension
Agreement (the "Extension Date"), the Termination Date under the Credit Agreement shall be extended to the date that is 364 days from the Extension Date. Terms defined in the Credit Agreement are used herein as therein defined.

     This Extension Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                           THE CHASE MANHATTAN BANK

                           By:
                           Title:

                           [NAME OF BANK]*

                           By:
                           Title:

Agreed and accepted:

ANADARKO PETROLEUM CORPORATION

By:
Title:

THE CHASE MANHATTAN BANK, as Administrative Agent

By:
Title:
* Repeat for each Bank.
                                              EXHIBIT C

                       FORM OF
                  NEW BANK AGREEMENT

     This New Bank Agreement dated as of
______________, _____ (this "Agreement") is by and
among (i) Anadarko Petroleum Company (the ACompany@),
(ii) The Chase Manhattan Bank, in its capacity as administrative agent (the "Administrative Agent") under the 364-Day Credit Agreement dated as of April 14, 2000
(as the same may be amended or otherwise modified from time to time, the ACredit Agreement@; capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among the Company, the Banks party thereto, Bank of America, N.A., as Syndication Agent, Citibank, N.A., as
Documentation Agent, Chase Securities Inc., as Lead
Arranger and as Book Manager, and the Administrative
Agent, and (iii) _______________ ("New Bank").

                Preliminary Statements

         (A) Pursuant to Section 2.22 of the Credit
     Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total
     Commitments under the Credit Agreement by adding to the Credit Agreement one or more banks or other financial institutions.

         (B) The Company has given notice to the
     Administrative Agent of its intention to increase the total Commitments pursuant to such Section
     2.22 by adding the New Bank to the Credit
     Agreement as a Bank with a Commitment of $________________, and the Administrative Agent is willing to consent thereto.

     Accordingly, the parties hereto agree as follows:

     Section 1.  2Addition of New Bank.  Pursuant to
Section 2.22 of the Credit Agreement, the New Bank is hereby added to the Credit Agreement as a Bank with a Commitment of $______________. The New Bank specifies as its Domestic Lending Office and Eurodollar Lending
Office the following:

          Domestic Lending Office:
          Address:

          Attention:
          Telephone:
          Telecopy:

          Eurodollar Lending Office:
          Address:

          Attention:
          Telephone:
          Telecopy:

     Section 2.  New Note.  The Company agrees to
promptly execute and deliver to the New Bank a Note
(ANew Note@).

     Section 3.  Consent.  The Administrative Agent and
the Company hereby consent to the increase in the Commitments and addition of the New Bank effectuated hereby.

     Section 4.  Governing Law.  This Agreement shall
be governed by, and construed in accordance with, the laws of the State of New York.

     Section 5.  Execution in Counterparts.  This
Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 6.  Bank Credit Decision.  The New Bank
acknowledges that it has, independently and without reliance upon the Administrative Agent or any other
Bank and based on the financial statements referred to in Section 3.01(f) of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The New Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other
Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

     Section 7.  Representation and Warranties of the
Company. The Company represents and warrants as follows:

   (a) The execution, delivery and performance by the Company of this Agreement and the New Note are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's restated certificate of incorporation or by-laws or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Borrower.

   (b) No authorization, consent or approval of any governmental body or agency is required for the valid execution, delivery and performance of this Agreement by the Company or for the valid execution, issuance, delivery and performance of the New Note by the Company.

   (c) This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability. The New Note, when executed, issued and delivered hereunder for value received, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

   (d) The aggregate amount of the Commitments under the Credit Agreement, including any increases pursuant to Section 2.22 thereof, does not exceed $350,000,000.

   (e) No event has occurred and is continuing which constitutes an Event of Default.

   (f) Prior to the increase in Commitment pursuant to this Agreement, the Company has offered the Banks the right to participate in such increase by increasing their respective Commitments.

     Section 8.  Expenses.  The Company agrees to pay
on demand all costs and expenses of the Administrative
Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the New
Note, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

     Section 9.  Effectiveness.  When, and only when,
the Administrative Agent shall have received counterparts of, or telecopied signature pages of, this Agreement executed by the Company, the Administrative
Agent and the New Bank, this Agreement shall become effective as of the date first written above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           ANADARKO PETROLEUM
                              CORPORATION

                           By:
_____________________________
                           Name:
                           Title:


                           THE CHASE MANHATTAN BANK,
                              as Administrative Agent

                           By:
_____________________________
                           Name:
                           Title:

                           NEW BANK:

                           By:
_____________________________
                           Name:
                           Title:
                                              EXHIBIT D

                       FORM OF
            COMMITMENT INCREASE AGREEMENT


     This Commitment Increase Agreement dated as of
___________, ____ (this "Agreement") is by and among
(i) Anadarko Petroleum Company (the "Company"), (ii)
The Chase Manhattan Bank, in its capacity as administrative agent (the "Administrative Agent") under the 364-Day Credit Agreement dated as of April 14, 2000
(as the same may be amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among the Company, the Banks party thereto, Bank of America, N.A., as Syndication Agent, Citibank, N.A., as
Documentation Agent, Chase Securities Inc., as Lead
Arranger and as Book Manager, and the Administrative
Agent and (iii) _______________ ("Increasing Bank").

     Preliminary Statements

         (A) Pursuant to Section 2.22 of the Credit
     Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total
     Commitments under the Credit Agreement by agreeing with a Bank to increase that Bank's Commitment.

         (B) The Company has given notice to the
     Administrative Agent of its intention to increase the total Commitments pursuant to such Section
     2.22 by increasing the Commitment of the Increasing Bank from $________ to $________, and the Administrative Agent is willing to consent thereto.

     Accordingly, the parties hereto agree as follows:

     Section 1.  3Increase of Commitment.  Pursuant to
Section 2.22 of the Credit Agreement, the Commitment of the Increasing Bank is hereby increased from $_________________ to $________________.

     Section 2.  Consent.  The Administrative Agent
hereby consents to the increase in the Commitment of the Increasing Bank effectuated hereby.

     Section 3.  Governing Law.  This Agreement shall
be governed by, and construed in accordance with, the laws of the State of New York.

     Section 4.  Execution in Counterparts.  This
     Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 5.  Increasing Bank Credit Decision.  The
Increasing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 3.01(f) of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The Increasing
Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

     Section 6.  Representation and Warranties of the
Company. The Company represents and warrants as follows:

   (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporation action and do not contravene (i) the Company's restated certificate of incorporation or by-laws or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Company.

   (b) No authorization, consent or approval any governmental body or agency is required for the valid execution, delivery and performance by the Company of this Agreement.

   (c) This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

   (d) The aggregate amount of the Commitments under the Credit Agreement, including any increases pursuant to Section 2.22 thereof, does not exceed $350,000,000.

   (e) No event has occurred and is continuing which constitutes an Event of Default.

     Section 7.  Expenses.  The Company agrees to pay
on demand all costs and expenses of the Administrative
Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

     Section 8.  Effectiveness.  When, and only when,
the Administrative Agent shall have received counterparts of, or telecopied signature pages of, this Agreement executed by the Company, the Administrative
Agent and the Increasing Bank, this Agreement shall become effective as of the date first written above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         BORROWER:


                         By:
                         ___________________________
                         Name:
                         Title:


                         ADMINISTRATIVE AGENT:

                         THE CHASE MANHATTAN BANK,
                         as Administrative Agent



                                                         By:
                         ___________________________
                         Name:
                         Title:


                         INCREASING BANK:



                         By:
                         ___________________________
                         Name:
                         Title: